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                                                                 EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of January 1, 2000 (the "Effective Date"), is by and between ECAL CORPORATION, a Pennsylvania corporation (the "Company"), and RICHARD A. RASANSKY, an individual ("Employee").

                               B A C K G R O U N D

         The Company wishes to employ Employee as Chairman of the Board of Directors, President and Chief Executive Officer and Employee wishes to enter into the employ of the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Company and Employee, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee as President and Chief Executive Officer of the Company for the period and upon the terms and conditions provided in this Agreement and Employee accepts such employment upon the terms and conditions provided in this Agreement. Employee shall also serve as Chairman of the Board (which shall be both an executive officer and Board position) until otherwise determined by Employee or the Board of Directors of the Company (the "Board").

         2. DUTIES. As President and Chief Executive Officer, Employee shall have such authority and such responsibilities as the Board of Directors of the Company reasonably may determine from time to time which are consistent with such position. During the term of this Agreement, Employee shall devote his working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company and shall not, during the Term, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. This shall not be construed as preventing Employee from investing his assets in such form or manner as will not require services on the part of Employee that interfere with Employee's performance of his duties hereunder or from serving actively on the board of directors, advisory board or similar body of any other entity not in direct competition with the Company, nor shall it be construed to preclude Employee from performing civic or charitable services. Employee shall be nominated and elected to serve as a director of the Company and shall, until otherwise determined by Employee or the Board, be the Chairman of the Board of the Company. If requested by the Company, Employee shall serve as a director of the Company or one or more of its affiliates, without additional compensation.

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         3. TERM. The term of this Agreement shall be three (3) years, commencing on the Effective Date and expiring on December 31, 2002 (the "Initial Term"), and shall continue in full force and effect for consecutive one year renewal periods after the expiration of the Initial Term unless (i) either party elects to terminate this Agreement at the end of the then current term by giving the other party written notice of termination at least 60 days prior to the end of the then current term, or (ii) unless earlier terminated in accordance with the terms of this Agreement. The Initial Term, together with each additional one year term for which this Agreement is continued as described above, is hereafter referred to as the "Term."

         4. COMPENSATION. During the Term, as compensation for the services rendered by Employee to the Company, Employee shall receive the following:

                  a. BASE COMPENSATION. The Company shall pay to Employee an annual base salary ("Base Compensation") of $200,000, unless otherwise modified by agreement of the parties. Employee's Base Compensation shall be payable in periodic installments in accordance with the Company's regular payroll practices in effect from time to time. In the event the parties agree to renew the Term after the Initial Term, the Company agrees that the Board will review the Base Compensation.

                  b. BONUS. During the term of this Agreement, Employee shall receive an annual bonus ("Bonus") to be paid promptly following the date the determination is made as to whether the Performance Standards (as defined below) were met, but in no event later than 60 days following completion of each fiscal year of the Company, in such amount as the Board shall reasonably determine based upon the achievement of the Performance Standards; provided, that the Bonus for any fiscal year shall be not less than $50,000 if the Performance Standards were met for such fiscal year. "Performance Standards" shall mean reasonably appropriate measures of Employee and Company performance as are mutually agreed to in writing by Employee and the Board prior to the commencement of each fiscal year or, with respect to Year 2000, promptly following the execution of this Agreement. The Employee and the Board shall each negotiate the Performance Standards for each fiscal year in good faith, taking into account the Company's financial condition and other relevant factors.

                  c. ACCRUED DEFERRED COMPENSATION AND EXPENSES. The Company agrees and acknowledges that Employee is owed $146,000 for services rendered to and expenses incurred for the Company prior to the date of this Agreement. The Company shall pay $146,000 to Employee on the date of execution of this Agreement by both parties.

         5. ADDITIONAL COMPENSATION FOLLOWING IPO. (i) Upon closing by the Company on an initial public offering of its equity securities pursuant to an effective registration statement under the Securities Act of 1933 (an "IPO"), Employee will be eligible to be granted options under the Company's employee

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stock option plan in such number and on such terms as the Board may determine, and (ii) PROMPTLY after the closing of an IPO, the Company and Employee shall negotiate in good faith and shall thereafter, if appropriate, enter into an amendment to this Agreement reflecting the results of such negotiations, the object of which is to provide to Employee additional compensation and other benefits in order to provide Employee with aggregate compensation and benefits equivalent to those customarily provided to chief executive officers of public companies of a similar size and stage of development in similar industries.

         6. EMPLOYEE BENEFITS. During the Term, Employee shall have the right to participate in any retirement plans (qualified and nonqualified), 401K plan, pension, insurance, health, disability or other benefit plan or program (other than any stock option or other similar plan except as and to the extent described in Paragraph 5 above) that has been or is hereafter adopted by the Company on terms similar to other senior executives of the Company, in each case subject to and in accordance with the terms of such plan or program. The Company shall also during the Term reimburse Executive, on a quarterly basis (on the first day of each calendar quarter), for premiums Executive pays for (i) personal life insurance, not to exceed such amount as is necessary to purchase $1,000,000 of term life insurance at a premium rate that is fixed for ten years, and (ii) disability insurance with the intent to cover up to 100% of the Base Compensation, such reimbursement not to exceed $3,500 per year.

         7. VACATION AND PERSONAL DAYS. Employee shall be entitled to such paid vacation and personal days from time to time as are reasonable under the circumstances.

         8. EXPENSES. Employee shall be reimbursed for all reasonable and necessary business-related expenses in accordance with the Company's expense reimbursement procedures.

         9. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Agreement, Employee's employment with the Company may be terminated as set forth below:

                  a. TERMINATION FOR CAUSE. The Company may discharge Employee at any time for "Cause." For purposes of this Agreement, "Cause" shall mean (i) the conviction of a crime by Employee constituting a felony, (ii) an intentional and deliberate act of dishonesty by Employee that resulted in or was intended to result in gain to or personal enrichment of Employee at the Company's expense,
(iii) the willful engaging by Employee of misconduct which is injurious to the Company or (iv) failure to perform his duties under this Agreement or to otherwise comply with the terms of this Agreement, if Employee does not cure such failure within thirty (30) days after his receipt of written notice of such failure; provided, that if requested by Employee prior to the expiration of such thirty (30) day period, Employee shall be afforded a reasonable opportunity to be heard by the Board prior to termination. After discharge, the Company shall have no further obligations or liabilities hereunder to Employee other than payment of Base Compensation and expense reimbursements for periods prior to the last date of Employee's employment hereunder.

                  b. DEATH OR DISABILITY. Upon Employee's death during the Term, the Company shall pay to his estate his Base Compensation through the date of death and the Company shall have no further obligations or liabilities hereunder

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to Employee's estate or legal representative or otherwise, other than the payment of expense reimbursements for periods of employment prior to the date of Employee's death and the payment of a Bonus, if any, with respect to the then current fiscal year prorated based on the number of days in the then-current fiscal year through the date of death (a "Severance Bonus"). In the event that the Employee is unable to substantially perform his duties hereunder by reason of illness, accident or incapacity for 150 days in any 12 month period, the Company may, in its sole discretion, terminate this Agreement without further obligation or liabilities hereunder other than payment of Base Compensation during the period of illness, accident or incapacity prior to termination and the payment of a Severance Bonus as described above; PROVIDED, HOWEVER, that the Company shall be entitled during the period of illness, accident or incapacity to reduce the Base Compensation payable to Employee by the amount, if any, received or receivable by Employee from Company sponsored or reimbursed disability insurance or from worker's compensation, social security or other governmental programs relating to the illness or incapacity.

                  c. TERMINATION WITHOUT CAUSE; TERMINATION WITH GOOD REASON. The Company may discharge Employee at any time on thirty (30) days written notice ("Termination without Cause"). Additionally, Employee may terminate his employment with the Company (after notice and opportunity to cure as set forth below) following (i) any reduction in Employee's title (other than Employee no longer being President and/or Chairman, but remaining the Chief Executive Officer and a Director of the Company) and any material reduction in Employee's duties or responsibilities or working conditions, (ii) any adverse change in Employee's Base Compensation and Bonus (subject to Paragraph 4(b)) and any material adverse change in Employee's benefits, (iii) any relocation of the premises at which Employee works to a location more than 30 miles from the Company's current principal place of business, or (iv) the Company's material breach of this Agreement, PROVIDED that with respect to each of (i), (ii), (iii) and (iv) above Employee has delivered written notice to the Company of such event, which notice shall provide details sufficient to permit the Company to determine the nature thereof, and such event triggering the right to terminate shall not have been cured within thirty (30) days after receipt by the Company of such notice ("Termination With Good Reason"). Upon a Termination without Cause or Termination With Good Reason, the Company shall pay to Employee Base Compensation for a period equal to the greater of 12 months or through the end of the then-current Term (disregarding the termination) and the Severance Bonus for the year of termination (without regard to the date of termination or whether Employee has met (as opposed to the Company) the Performance Standards specific to him), provided, however, that such Severance Bonus shall not be less than $50,000 irrespective of whether the Performance Standards were achieved by the Company. Payment of the Severance Bonus shall be paid in accordance with section 4(b).

                  d. TERMINATION FOLLOWING CHANGE IN CONTROL. In the event that the Company discharges the Employee other than for Cause in contemplation of or within one (1) year following a Change of Control, or Employee terminates this agreement with Good Reason within one (1) year following a Change in Control, the Company shall pay to Employee Base Compensation for the greater of two years following the date of termination or through the end of the then current Term (disregarding the termination) and the Severance Bonus for the year of termination (without regard to the date of termination or whether Employee has met (as opposed to the Company) the Performance Standards specific to him), provided, however, that such Severance Bonus shall not be less than $50,000 irrespective of whether the Performance Standards were achieved by the Company. Payment of the Severance Bonus shall be paid in accordance with section 4(b). Termination by the Company after the execution by the Company of any letter of intent, binding agreement or similar instrument with respect to a proposed Change of Control, and any other termination without Cause by the Company within three (3) months prior to a Change in Control, shall be deemed in contemplation of the Change of Control. Notwithstanding the foregoing, in no event shall the amount payable by the Company to Employee under this subsection 9(d) or otherwise on account of, in connection with or contingent upon the Change in Control exceed 2.99 times Employee's "base amount," within the meaning of

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Section 280G of the Internal Revenue Code of 1986, as amended. For purposes of this Agreement "Change of Control" shall mean:

                (A) an acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the regulations thereunder, as enacted and in force on the date hereof), other than in connection with an initial public offering or any other transaction in which Employee sold substantially all of his securities, of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof), of securities of the Company representing more than 40% (while the Company is not a public company) or 30% (while the Company is a public company) of the combined voting power of the Company's securities then outstanding;

                (B) a merger, consolidation or other reorganization of the Company except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing immediately after such transaction;

                (C) a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity;

                (D) a contested proxy solicitation of the shareholders of the Company which results in the contesting party obtaining the ability to cast at least 30% of the votes entitled to be cast in an election of directors of the Company;

                (E) a tender offer for the Company's stock which results in the tender offeror obtaining in excess of 50.1% of the votes entitled to be cast in an election of directors;

                (F) at any meeting of the stockholders at which directors are elected, less than 51% of the directors elected were nominated by the members of the Board in office at the time of such meeting.

         10. COMPANY PROPERTY. All advertising, sales and other materials or articles or information, including without limitation, data processing reports, customer sales analyses, invoices, price lists or information, or any other materials or data of any kind furnished to Employee by the Company or developed by Employee on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole and confidential property of the Company. If the Company requests the return of such materials at any time during or after the termination of Employee's employment, Employee shall immediately deliver the same to the Company.

         11. NONCOMPETITION, TRADE SECRETS, ETC.

             a. During the Term of this Agreement and for a period of one (1) year after any of the end of the Term if this Agreement is not renewed despite the Company's willingness to renew on substantially the same terms then in effect or the termination of Employee's employment if such termination is by the Company for Cause or by Employee and is not deemed a Termination With Good Reason, Employee shall not, directly or indirectly, (i) solicit, hire or engage any employee or independent contractor of the Company to render services for any person or entity other than the Company, (ii) solicit, hire or engage any person or entity who was employed with or provided services to the Company at any time within six months of the termination of Employee's employment to render services

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for any person or entity, and/or (iii) engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise), or be financially interested in, or lend money to, any business which is involved in internet calendaring or scheduling (other than as an ancillary and non-core component of its business) anywhere in the world or otherwise directly competes with the Company; PROVIDED, HOWEVER, that the foregoing restriction shall not prevent Employee from holding for investment any securities held by Employee as of the date hereof or constituting less than 5% of any class of equity securities of a company whose securities are traded on a national securities exchange or traded on the over the counter market.

             b. During the Term of this Agreement and at all times thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Paragraph 10 above or any information regarding the business methods, business policies, pricing or other procedures, techniques, research or development projects or results, or any software, technology, trade secrets or other intellectual property, knowledge or processes of or developed by or for the Company or any names and addresses of subscribers, customers, clients or joint venture partners or any data on or relating to past, present or prospective subscribers, customers, clients or joint venture partners or any other confidential information relating to or dealing with the assets, business operations or activities of the Company, made known to Employee or learned or acquired by Employee before and/or while in the employ of the Company.

             c. Any and all ideas, writings, improvements, processes, inventions, procedures and/or techniques and other creative works and works of authorship, whether or not patentable or copyrightable, which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the Term of this Agreement, whether during working hours or at any time before or after working hours and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations (collectively, the "Intellectual Property"), shall be deemed "Work For Hire" and shall be the sole and exclusive property of the Company. Employee shall make full disclosure to the Company of any and all Intellectual Property. Employee hereby assigns and transfers to the Company all his right, title and interest in and to the Intellectual Property, in consideration of his rights hereunder and without any additional consideration, and agrees to do everything necessary or desirable to vest the absolute title thereto in the Company (including, without limitation, signing and delivering all documents requested by the Company, such as assignments, certificates and other evidences of transfer and patent and copyright applications and the like).

             d. Employee acknowledges and agrees that, because the Company is an internet-based operation, the business activities of which are conducted throughout the world, the type, nature and scope of the restrictions contained in the foregoing subparagraphs 11(a), 11(b) and 11(c) (including restrictions without any geographic limitation) are reasonable and necessary under the circumstances in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and Employee therefore acknowledges that, in the event of his violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

             e. If the period of time or the unlimited geographical scope of the noncompetition restrictions should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both, so that

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such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing subparagraph 11(a), the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of the Company.

             f. Paragraphs 10 and 11 shall survive the termination of Employee's employment as well as the expiration of this Agreement at the end of the Term or at any time prior thereto.

         12. REPRESENTATION AND WARRANTIES. Employee represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder; that the execution and delivery of this Agreement and his performance of his duties hereunder shall not result in a breach of, or constitute a default under, any agreement or understanding, oral or written, to which he is a party or by which he may be bound; and this Agreement represents the valid and legally binding obligation of Employee and is enforceable against him in accordance with its terms.

         13. WITHHOLDING. Employee acknowledges and agrees that he is responsible for paying any and all federal, state, and local income taxes and all other applicable taxes assessed with respect to any money, benefits or other consideration received from the Company and, to the extent required by applicable statutes, rulings and regulations, the Company is entitled to withhold any tax or other required payments or items from amounts otherwise due Employee hereunder.

         14. MISCELLANEOUS.

             a. INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, power, privilege or remedy hereunder ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

             b. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

             c. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

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                   (1) If to Employee:

                       Richard A. Rasansky
                       234 N. Columbus Boulevard
                       Philadelphia, PA 19106

                       With a copy to:

                       Klehr, Harrison, Harvey, Branzburg and Ellers LLP 260 South Broad Street
                       Philadelphia, PA 19102
                       Attention:  Michael C. Forman

                   (2) If to the Company:

                       eCal Corporation
                       234 N. Columbus Boulevard
                       Philadelphia, PA 19106
                       Attention: Chief Financial Officer

                       With a copy to:

                       Cozen and O'Connor
                       1900 Market Street
                       Philadelphia, PA 19103
                       Attention:  Michael J. Heller

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

             d. BINDING NATURE OF AGREEMENT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives. Upon the transfer of all or substantially all of the assets or business of the Company, whether by merger, consolidation, purchase or otherwise, the Company shall have the right with Employee's prior written consent to assign this Agreement (including the restrictive covenants set forth in Paragraph 11) to the transferee, in which case such transferee shall be deemed substituted for the Company and shall be deemed to be a party hereto. Employee hereby agrees and consents to any assignment pursuant to the preceding sentence.

             e. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

             f. PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

             g. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

             h. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the 31st day of March, 2000.

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                                  ECAL CORPORATION


                                  By: /s/ Richard Liebman
                                     ----------------------------
                                            Name: Richard Liebman
                                            Title: Chief Financial Officer

                                      /s/ Richard A. Rasansky
                                      ---------------------------
                                      Richard A. Rasansky






















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